Exhibit 99.1

SERES THERAPEUTICS REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATES

Following FDA input, Seres submitted Phase 2 study protocol to FDA for SER-155 for the prevention of bloodstream infections (BSIs) in adults undergoing allogeneic hematopoietic stem cell transplant (allo-HSCT) to treat hematological malignancies

Seres engaging with multiple parties regarding various deal structures, including potential business development and partnerships, intended to secure capital and other resources to enable the clinical advancement of SER-155 and additional live biotherapeutic product candidates

Seres received the $25 million installment payment, as expected, from Nestlé Health Science in July 2025

Conference call at 8:30 a.m. ET today

CAMBRIDGE, Mass.—August 6, 2025 — Seres Therapeutics, Inc. (Nasdaq: MCRB), (Seres or the Company), a leading live biotherapeutics company, today reported second quarter 2025 financial results and provided business updates.

“We are in active discussions with multiple parties seeking capital and other resources to support further development of SER-155 for the prevention of BSIs and our broader portfolio of live biotherapeutic product candidates with applications for inflammatory diseases. The types of transactions we are evaluating include partnerships, out-licensing deals, mergers, and other structures to access capital, and aim to leverage Seres’ expertise and track record of successfully bringing a live biotherapeutic product to the market,” said Thomas DesRosier and Marella Thorell, co-CEOs of Seres. “Our clinical data underscore the potential of SER-155 to transform care for allo-HSCT recipients and other high-risk patients vulnerable to bloodstream infections, an area of significant unmet need and commercial opportunity. Informed by constructive FDA feedback, we have submitted a protocol to the agency for a well-powered, placebo-controlled SER-155 Phase 2 study, which includes a planned interim analysis designed to enable an expedited readout. The FDA has continued to engage with the Company and has indicated they will provide feedback, which we expect will support finalizing the protocol.”

Recent Highlights

SER-155 and Bloodstream Infection Prevention

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Seres’ business development discussions are focused on supporting SER-155 clinical advancement. The Company is engaging with several parties regarding a range of deal structures including: partnerships, out-licensing deals, mergers, and other structures to access capital, and which could potentially leverage Seres’ live biotherapeutics expertise and experience successfully bringing a live biotherapeutic product from development through FDA approval.

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Based on prior US Food and Drug Administration (FDA) feedback, Seres has continued preparations for a SER-155 Phase 2 study that could provide a time and capital-efficient path to obtaining clinical results. In May 2025, the Company filed the SER-155 Phase 2 protocol with the FDA and is anticipating FDA feedback, which is expected to support finalizing the protocol.

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The SER-155 Phase 2 study is expected to enroll approximately 248 participants and incorporate an adaptive design and an interim data analysis when approximately half of the enrolled participants have reached the primary endpoint. The Company expects to obtain the interim clinical results within 12 months following study initiation, which it believes will facilitate timely engagement with the FDA on the design of a Phase 3 study and inform development in adjacent medically vulnerable patient populations. The Company believes that positive results from the Phase 2 study, if achieved, could enable advancement into a single Phase 3 trial to support registration.

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In May 2025, the Company presented new exploratory biomarker data from the SER-155 Phase 1b study in a poster session at the American Society of Clinical Oncology (ASCO) Annual Meeting held in Chicago. These data demonstrate the potential of SER-155 to promote immune reconstitution following allo-HSCT, by modulating homeostatic cytokines and peripheral T-cell expansion, and improve clinical outcomes in these patients.

Development of Biotherapeutics for the Treatment of Inflammatory and Immune Diseases

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The Company is collaborating with Memorial Sloan Kettering Cancer Center on an investigator-sponsored trial (IST), now underway, to evaluate SER-155 in patients with immune checkpoint related enterocolitis (irEC).

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In May 2025, Seres presented data at the Digestive Disease Week (DDW) conference describing a novel biomarker that may predict a more robust treatment response in patients with ulcerative colitis who are administered a biotherapeutic product. The Company received a Poster of Distinction award in the Microbiome and Microbial Therapies subgroup. These findings support the potential of live biotherapeutics as a novel treatment modality for gut-related inflammatory and immune diseases, suggesting that patient subpopulations well-suited for this approach may be identifiable. This research has been supported by the Crohn’s & Colitis Foundation.

•	Seres is exploring potential R&D partnerships to advance development of its investigational live biotherapeutics in inflammatory and immune diseases, including ulcerative colitis and Crohn’s disease.

Recent Corporate Updates

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Seres received the $25 million installment payment from Nestlé Health Science (Nestlé) in July 2025, as expected, and concurrently paid Nestlé $1.4 million in employment-related obligations. The Company has completed the majority of Transition Service Agreement (TSA) activities related to its VOWST™ asset sale to Nestlé .

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Thomas DesRosier and Marella Thorell were appointed co-Chief Executive Officers, effective August 1, 2025. This followed the departure of our prior CEO, Eric Shaff, on July 31 2025, after a decade with the Company, to pursue a new professional opportunity. Mr. DesRosier and Ms. Thorell retain responsibilities related to their roles as Chief Legal Officer and Chief Financial Officer, respectively. Mr. Shaff will continue to serve as a Director on the Seres Board.

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Effective August 5, 2025, Robert Rosiello, an Executive Partner at Flagship Pioneering, joined the board of directors, filling a vacancy created by the resignation of Paul Biondi, Managing Partner at Flagship Pioneering, from the board. Mr. Rosiello has served at Flagship since 2018, focusing on building capabilities to help grow the firm’s portfolio companies. He previously held senior roles at McKinsey & Company and served as EVP and CFO at Valeant. He currently serves on several boards, including Sana Biotechnology (Nasdaq: SANA), the Marine Biological Laboratory, and Catholic Charities of New York.

Financial Results

The Company has classified all historical operating results for the VOWST business within discontinued operations in the consolidated statements of operations for the comparative periods presented (three and six months ended June 30, 2024). There is no activity in the current period related to discontinued operations.

•	Seres reported a net loss from continuing operations of $19.9 million for the second quarter of 2025, as compared to $26.2 million for the same period in 2024.

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Research and development (R&D) expenses for the second quarter of 2025 were $12.9 million, compared with $15.8 million for the second quarter of 2024. The decrease in R&D expenses was primarily driven by a decrease in expenses resulting from completion of the SER-155 Phase 1b study, lower personnel and related expenses, and a decrease in platform investments.

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General and administrative (G&A) expenses for the second quarter of 2025 were $10.3 million, compared with $13.1 million for the second quarter of 2024. The decrease in G&A expenses was primarily a result of lower personnel and related expenses, including IT-related expenses.

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Manufacturing services expenses were $1.7 million for the second quarter of 2025. These costs relate to the provision of manufacturing services under the TSA with Nestlé, which began in the fourth quarter of 2024. The reimbursement received from Nestlé related to these expenses is recognized in other income.

Cash Runway

As of June 30, 2025, Seres had $45.4 million in cash and cash equivalents. Based on the Company’s current cash position, the $25 million installment payment received from Nestlé in July 2025, VOWST transaction-related obligations, and current operating plans, the Company expects to fund operations into the first quarter of 2026. The Company has implemented and continues to evaluate cost reduction actions aimed at extending its cash runway.

Conference Call Information

Seres’ management will host a conference call today, August 6, 2025, at 8:30 a.m. ET. The conference call may be accessed by calling 1-800-715-9871 (international callers dial 1-646-307-1963) and referencing the conference ID number 3641971. To join the live webcast, please visit the “Investors and News” section of the Seres website at www.serestherapeutics.com. A webcast replay will be available on the Seres website beginning approximately two hours after the event and will be archived for at least 21 days.

About SER-155

SER-155 is an investigational, oral, live biotherapeutic designed to decolonize gastrointestinal (GI) pathogens, improve epithelial barrier integrity, and induce immune homeostasis, to prevent bacterial bloodstream infections, including those that can harbor antimicrobial resistance (AMR), as well as other pathogen associated negative clinical outcomes, in patients undergoing allogeneic hematopoietic stem cell transplantation (allo-HSCT).

SER-155 has been evaluated in a Phase 1b placebo-controlled study in patients undergoing allo-HSCT, which demonstrated a significant reduction in both bacterial bloodstream infections (BSIs) (77% relative risk reduction) and systemic antibiotic exposure, as well as lower incidence of febrile neutropenia. SER-155 has received Breakthrough Therapy designation for the reduction of bloodstream infections in adults undergoing allo-HCST and Fast Track designation for reducing the risk of infection and graft-versus-host disease in patients undergoing allo-HCST. The early development of the program was supported by Combating Antibiotic-Resistant Bacteria Biopharmaceutical Accelerator (CARB-X), a global non-profit partnership accelerating antibacterial products to address drug-resistant bacteria.

About Seres Therapeutics

Seres Therapeutics, Inc. (Nasdaq: MCRB) is a clinical-stage company focused on improving patient outcomes in medically vulnerable populations through novel live biotherapeutics. Seres led the successful development and approval of VOWST™, the first FDA-approved orally administered microbiome therapeutic, which was sold to Nestlé Health Science in September 2024. The Company is developing SER-155, which has received Breakthrough Therapy designation for the reduction of bloodstream infections in adults undergoing allo-HSCT and Fast Track designation for reducing the risk of infection and graft-versus-host disease in adults undergoing allo-HSCT, and which has demonstrated a significant reduction in bloodstream infections and related complications (as compared to placebo) in a Phase 1b clinical study in patients undergoing allo-HSCT. SER-155 and the Company’s other pipeline programs are designed to target multiple disease-relevant pathways and are manufactured from standard clonal cell banks via cultivation, rather than from the donor-sourced production process used for VOWST. In addition to allo-HSCT, the Company intends to evaluate SER-155 and other cultivated live biotherapeutic candidates in other medically vulnerable patient populations including autologous-HSCT patients, cancer patients with neutropenia, CAR-T recipients, individuals with chronic liver disease, solid organ transplant recipients, as well as patients in the intensive care unit and long-term acute care facilities. For more information, visit www.serestherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about: the timing and results of our clinical studies and data readouts; current or future product candidates and their potential benefits; clinical development plans and commercial opportunities; communications with, feedback from, or submissions to the FDA; operating plans, cost reduction actions, and our future cash runway; our ability to secure a strategic, R&D, or other partnership and/or generate or obtain additional capital, financing or other resources; our planned strategic focus; the anticipated timing of any of the foregoing; and other statements that are not historical fact.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: (1) our need for additional funding; (2) our ability to continue as a going concern; (3) we have incurred significant losses, are not currently profitable and may never become profitable; (4) our limited operating history; (5) the expected payments from the VOSWT sale are subject to risks and uncertainties; (6) we may not be able to realize the anticipated benefits of the VOWST sale, and may face new challenges as a smaller, less diversified company; (7) we have in the past and may in the future receive notice of the failure to satisfy a continued listing rule from The Nasdaq Stock Market LLC; (8) our novel approach to therapeutic intervention; (9) our reliance on third parties to conduct our clinical trials and manufacture our product candidates; (10) our ability to achieve market acceptance necessary for commercial success; (11) the competition we will face; (12) our ability to protect our intellectual property; and (13) our ability to manage our recent CEO transition, to retain key personnel and to manage our growth. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 7, 2025 and our Quarterly Report on Form 10-Q to be filed with the SEC on August 6, 2025, as well as our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

SERES THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share data)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$45,379	$30,793
Accounts receivable due from SPN - related party	882	2,068
Prepaid expenses and other current assets (1)	2,424	5,813

Total current assets	48,685	38,674
Property and equipment, net	9,622	11,534
Operating lease assets	76,794	80,903
Restricted cash	8,668	8,668
Other non-current assets	31	31

Total assets	$143,800	$139,810

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,200	$4,079
Accrued expenses and other current liabilities	5,809	10,719
Accrued liabilities due to SPN - related party	13,453	17,750
Operating lease liabilities	9,478	8,674

Total current liabilities	30,940	41,222
Operating lease liabilities, net of current portion	77,956	82,966
Other long-term liabilities	1,954	1,838

Total liabilities	110,850	126,026

Commitments and contingencies (Note 9)
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 10,000,000 shares authorized at June 30, 2025 and December 31, 2024; no shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 360,000,000 shares authorized at June 30, 2025 and December 31, 2024; 8,754,482 and 8,650,227 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	9	9
Additional paid-in capital	998,213	991,874
Accumulated other comprehensive loss	—	—
Accumulated deficit	(965,272)	(978,099)

Total stockholders’ equity	32,950	13,784

Total liabilities and stockholders’ equity	$143,800	$139,810

[1]	Includes $279 as of June 30, 2025 and $2,683 as of December 31, 2024 of unbilled receivable from SPN (related party) related to certain costs of the transition services performed by the Company.

SERES THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development expenses	$12,939	$15,806	$24,760	35,300
General and administrative expenses	10,253	13,065	22,141	28,009
Manufacturing services	1,689	—	5,216	—

Total operating expenses	24,881	28,871	52,117	63,309

Loss from operations	(24,881)	(28,871)	(52,117)	(63,309)

Other income (expense):
Gain on sale of VOWST Business	185	—	52,366	—
Interest income	546	1,230	1,164	2,878
Interest expense	—	—	—	—
Other income (2)	4,295	1,445	11,414	1,332

Total other income, net	5,026	2,675	64,944	4,210

Net income (loss) from continuing operations	$(19,855)	$(26,196)	$12,827	$(59,099)
Net (loss) from discontinued operations, net of tax	$—	$(6,674)	$—	$(13,904)

Net income (loss) and comprehensive income (loss)	$(19,855)	$(32,870)	$12,827	$(73,003)

Net income (loss) from continuing operations per share attributable to common stockholders - basic	$(2.27)	$(3.46)	$1.47	$(7.94)
Net (loss) from discontinued operations per share attributable to common stockholders - basic	$—	$(0.88)	$—	$(1.87)

Net income (loss) per share attributable to common stockholders - basic	$(2.27)	$(4.34)	$1.47	$(9.81)
Net income (loss) from continuing operations per share attributable to common stockholders - diluted	$(2.27)	$(3.46)	$1.47	$(7.94)
Net (loss) from discontinued operations per share attributable to common stockholders - diluted	$—	$(0.88)	$—	$(1.87)

Net income (loss) per share attributable to common stockholders - diluted	$(2.27)	$(4.34)	$1.47	$(9.81)
Weighted average common shares outstanding - basic	8,743,733	7,575,620	8,723,589	7,440,323
Weighted average common shares outstanding - diluted	8,743,733	7,575,620	8,732,176	7,440,323

[2]	Includes $3,490 and $9,799 for the three and six months ended June 30, 2025 related to reimbursement received from SPN (related party) for transition services provided by the Company.

Investor and Media Contact:

IR@serestherapeutics.com

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com